UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2008

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008, Red Robin Gourmet Burgers, Inc. (the “Company”) entered into a letter agreement with Dennis B. Mullen, the Company’s Chairman of the Board and Chief Executive Officer (the “Agreement”).  The Agreement amended certain provisions of Mr. Mullen’s Second Amended and Restated Employment Agreement dated March 10, 2008 (the “Existing Agreement”).

The Agreement extended the term of Mr. Mullen’s employment as set forth in Section 1 of the Existing Agreement from December 31, 2010 to December 31, 2012, subject to earlier termination as contemplated by the Existing Agreement.

In addition, the Agreement amends Mr. Mullen’s annual incentive compensation set forth in Section 3(b) of the Existing Agreement.  Under the Agreement, Mr. Mullen shall be eligible to receive a cash bonus for the years ended December 31, 2009, 2010, 2011 and 2012, which shall not be less than fifty percent (50%) of his Annual Base Salary (as defined in the Existing Agreement) (the “Guaranteed Amount”) for that year, so long as the compensation committee of the Company’s board of directors (the “Committee”) certifies by June 1, 2010 that certain performance metrics for the year ended December 31, 2009 have been met.  The performance metrics, once met, trigger eligibility for the remaining years’ bonuses.  If the Committee does not provide such certification by June 1, 2010, the Company shall be under no obligation to pay Mr. Mullen a cash bonus equal to the Guaranteed Amount unless such bonus is otherwise earned under the terms of the Company’s annual incentive plan.

Section 3(h) and Section 4(d) of the Existing Agreement were also amended to reflect the grant of additional shares of restricted stock as described below.  Except as specifically set forth in the Agreement, the Company and Mr. Mullen continue to be bound by the terms and conditions of the Existing Agreement, and the terms of the Existing Agreement are controlling as to matters not specifically set forth in the Agreement.

In connection with the amendment of the Existing Agreement, the Company and Mr. Mullen also entered into a Restricted Stock Grant Agreement (the “Stock Agreement”) dated August 15, 2008.  Under the Stock Agreement, the Company granted to Mr. Mullen 50,000 restricted shares of the Company’s common stock under the 2007 Amended and Restated Incentive Plan.  The restricted stock shall vest in equal installments of 25,000 shares and the Forfeiture Restrictions (as defined in the Stock Agreement) to which the restricted stock is subject shall lapse on each of December 31, 2011 and December 31, 2012, so long as certain performance metrics for the year ended December 31, 2009 have been met.  If such performance metrics have not been met for the year ended December 31, 2009, the restricted stock shall be forfeited.  The restricted stock shall also vest in full upon termination of Mr. Mullen’s employment (a) related to a change of control event, (b) due to death or total disability, (c) by the Company without cause, or (d) in connection with a transition event.  In addition, the restricted stock shall pro rata vest upon the voluntary resignation of Mr. Mullen and Mr. Mullen will forfeit the unvested restricted stock upon a termination with cause.

A copy of the Agreement and the Stock Agreement are filed with this report as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing descriptions of the Agreement and the Stock Agreement are qualified in their entirety by reference to Exhibits 10.1 and 10.2.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen dated August 15, 2008.
10.2	Restricted Stock Grant Agreement between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen dated August 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 15, 2008

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Annita M. Menogan, Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen dated August 15, 2008.

10.2	Restricted Stock Grant Agreement between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen dated August 15, 2008.